EXHIBIT 19 UNDER FORM N-1A
                                              EXHIBIT 24 UNDER ITEM 601/REG. S-K

                                POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED CORE TRUST and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE



/s/John F. Donahue                  Chairman and Trustee      December 2, 1997
John F. Donahue                       (Chief Executive Officer)



/s/J. Christopher Donahue           President and Trustee     December 2, 1997
J. Christopher Donahue



/s/John W. McGonigle                Treasurer, Executive      December 2, 1997
John W. McGonigle                   Vice President and Secretary
                                    (Principal Financial and
                                        Accounting Officer)



/s/Thomas G. Bigley                    Trustee                December 2, 1997
Thomas G. Bigley



/s/John T. Conroy, Jr.                 Trustee                December 2, 1997
John T. Conroy, Jr.

SIGNATURES                          TITLE                                 DATE



/s/William J. Copeland                 Trustee                December 2, 1997
William J. Copeland



/s/James E. Dowd                       Trustee                December 2, 1997
James E. Dowd



/s/Lawrece D. Ellis, M.D.              Trustee                December 2, 1997
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.             Trustee                December 2, 1997
Edward L. Flaherty, Jr.



/s/Peter E. Madden                     Trustee                December 2, 1997
Peter E. Madden



/s/Gregor F. Meyer                     Trustee                December 2, 1997
Gregor F. Meyer



/s/John E. Murray, Jr.                 Trustee                December 2, 1997
John E. Murray, Jr.



/s/Wesley W. Posvar                    Trustee                December 2, 1997
Wesley W. Posvar



/s/Marjorie P. Smuts                   Trustee                December 2, 1997
Marjorie P. Smuts




Sworn to and subscribed before me this 2nd day of December, 1997




/s/ Marie M. Hamm

Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000
Member Pennsylvania Association of Notaries